EXHIBIT 99.1

Superconductor Technologies Inc. Announces Fourth Quarter and Year-End 2007 Results

SANTA BARBARA, Calif., March 13, 2008 (PRIME NEWSWIRE) -- Superconductor Technologies Inc. (Nasdaq:SCON) ("STI"), a leading provider of high performance infrastructure products for wireless voice and data applications, announced results for the quarter and twelve months ended December 31, 2007.

Total net revenues for the fourth quarter were $4.9 million, compared to $4.1 million in the third quarter of 2007 and $5.3 million in fourth quarter of 2006. Net commercial product revenues for the fourth quarter of 2007 were $3.3 million, compared to $2.3 million in the third quarter of 2007 and $4.3 million in the fourth quarter of 2006. Government and other contract revenue totaled $1.6 million during the 2007 fourth quarter, compared to $1.8 million in third quarter of 2007 and $1.0 million during the year ago period.

"Although our total net revenues declined in 2007, we were able to diversify our customer base to include four of the major North American wireless carriers," said Jeff Quiram, STI's president and chief executive officer. "We look to build on these relationships in 2008, with many industry analysts projecting greater wireless telecom capital spending. In particular, we are engaged in active discussions to help plan potential 700 megahertz (MHz) network deployments for some of the auction participants. Internationally, we are excited about our new BSTI joint venture in the rapidly growing market in China. BSTI has recently placed its first orders to purchase our SuperLink(r) interference filters, which will be used in the lab and field trials that BSTI personnel are conducting for China's new TD-SCDMA 3-G network."

Net loss for the fourth quarter was $2.2 million, compared to a net loss of $2.0 million in the third quarter of 2007 and $1.6 million in the fourth quarter of 2006. Net loss per diluted share was $0.17, compared to a net loss of $0.16 per diluted share in the third quarter of 2007 and a net loss per diluted share of $0.13 in the year ago period.

For the full year of 2007, total net revenues were $17.9 million, compared to $21.1 million for 2006. Net commercial product revenues for 2007 were $12.8 million, compared to $17.7 million for the prior year. STI recorded $5.1 million in government and other contract revenues for 2007, compared to $3.4 million for 2006. The net loss for 2007 was $9.1 million, as compared to a net loss of $29.6 million for 2006, which included a non-cash goodwill impairment charge of $20.1 million. The net loss for 2007 was $0.73 per diluted share, compared to $2.37 per diluted share for 2006, including the charge to goodwill.

As of December 31, 2007, STI had $3.9 million in cash and cash equivalents. STI anticipates the auditor's opinion in its upcoming 10-K for 2007 will include an explanatory paragraph expressing concern about the company's ability to continue as a going concern due to past losses and negative cash flows. As of December 31, 2007, STI had commercial product backlog of $352,000 compared to $647,000 at the end of the third quarter of 2007 and $75,000 at the end of the year-ago fourth quarter. In January 2008, STI received the remaining $11 million of the $15 million BaoLi investment in STI.

Investor Conference Call

STI will host an investor conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time, March 13, 2008. The call will be accessible live by dialing 800-240-5318 at least 10 minutes before the start of the conference. International participants may dial 303-262-2130. No pass code is required. The call is also being webcast and can be accessed from the "Investor Relations" section of the company's website at http://www.suptech.com. A telephone replay will be available until midnight ET on March 17 by dialing 800-405-2236 or 303-590-3000, and entering pass code 11109219#. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)

STI, headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI's SuperLink(r) solution increases capacity utilization, lowers dropped and blocked calls, extends coverage, and enables faster wireless data rates. Its AmpLink(tm) solution enhances the performance of wireless base stations by improving receiver sensitivity and geographic coverage.

For information about STI, please visit http://www.suptech.com.

The Superconductor Technologies Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3963

About BaoLi Superconductor Technology Co. Ltd. (BSTI)

BaoLi Superconductor Technology Co Ltd (BSTI) is a joint venture based in China between Superconductor Technologies Inc. and Hunchun BaoLi Communication Co. Ltd. (BAOLI). BSTI was formed to manufacture and market STI's SuperLink(r) interference elimination solution for the China market. BSTI is currently focused on conducting lab and field trials for China's TD-SCDMA 3-G network.

Safe Harbor Statement

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. For example, the financial results reported in this press release are based on certain assumptions and estimates made by management and are subject to adjustment prior to the filing of the Company's Annual Report on Form 10-K for 2007. Other factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; the need for additional capital depending on unpredictable cash flow; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties. Forward-looking statements can be affected by many other factors, including, those described in the Business and the MD&A sections of its Annual Report on Form 10-K for 2006 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

                   SUPERCONDUCTOR TECHNOLOGIES INC.
                   --------------------------------

                     CONSOLIDATED BALANCE SHEETS
                     ---------------------------

 ASSETS                                December 31,       December 31,
 ------                                   2006                2007
                                     --------------     --------------
 Current Assets:
    Cash and cash equivalents            $5,487,000         $3,939,000
    Accounts receivable, net              1,535,000          2,413,000
    Inventory, net                        5,978,000          3,415,000
    Prepaid expenses and other
     current assets                         507,000            442,000
                                     --------------     --------------
      Total Current Assets               13,507,000         10,209,000

    Property and equipment,
     net of accumulated
     depreciation of
     $18,599,000 and $19,129,000,
     respectively                         5,770,000          3,961,000
    Patents, licenses and
     purchased technology, net
     of accumulated amortization
     of $1,391,000 and $1,722,000,
     respectively                         2,221,000          2,236,000
    Other assets                            406,000            219,000
                                     --------------     --------------
      Total Assets                      $21,904,000        $16,625,000
                                     ==============     ==============

 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------
 Current Liabilities:
    Accounts payable                     $1,725,000         $1,467,000
    Accrued expenses                      1,610,000          1,405,000
    Proceeds for shares to be
     issued                                      --          4,000,000
                                     --------------     --------------
    Current portion of capitalized
     lease obligations and long
     term debt                               14,000             45,000
                                     --------------     --------------
      Total Current Liabilities           3,349,000          6,917,000

    Other long term liabilities             604,000            518,000
                                     --------------     --------------
      Total Liabilities                   3,953,000          7,435,000

 Stockholders' Equity:
    Preferred stock, $.001 par
     value, 2,000,000 shares
     authorized, none issued and
     outstanding                                 --                 --
    Common stock, $.001 par value,
     250,000,000 shares
     authorized, 12,483,367 and
     12,511,414 shares issued
     and outstanding, respectively           12,000             12,000
    Capital in excess of par value      208,825,000        209,163,000
    Notes receivable from
     stockholder and board member           (27,000)                --
    Accumulated deficit                (190,859,000)      (199,985,000)
                                     --------------     --------------
      Total Stockholders' Equity         17,951,000          9,190,000
                                     --------------     --------------

      Total Liabilities and
       Stockholders' Equity             $21,904,000        $16,625,000
                                     ==============     ==============

                   SUPERCONDUCTOR TECHNOLOGIES INC.
                   --------------------------------

                 CONSOLIDATED STATEMENT OF CASH FLOWS
                 ------------------------------------

                                  For the Year Ended December 31
                                  ------------------------------
                               2005            2006            2007
                           ------------   -------------  -------------

 CASH FLOWS FROM
  OPERATING ACTIVITIES:

 Net loss                  $(14,213,000)   $(29,624,000)   $(9,126,000)
 Adjustments to
  reconcile net loss
  to net cash used for
  operating activities:
   Depreciation and
    amortization              3,225,000       2,600,000      2,333,000
   Warrants and options
    charges                      25,000         280,000        339,000
   Provision for excess
    and obsolete
    inventories                 984,000         360,000        160,000
   Forgiveness of note
    receivable from
    former CEO                  150,000              --             --
   Reserve for impairment
    of note and interest
    receivable from
    stockholder                 924,000          38,000       (583,000)
   Write off Goodwill                --      20,107,000             --
   Gain on disposal
    of property and
    equipment                  (138,000)             --             --
   Changes in assets
    and liabilities:
     Accounts receivable       (732,000)        631,000       (877,000)
     Inventory                2,979,000        (974,000)     2,403,000
     Prepaid expenses
      and other current
      assets                    112,000         115,000        574,000
     Patents and licenses      (154,000)       (217,000)      (169,000)
     Other assets               (23,000)        128,000         16,000
     Accounts payable
      and accrued expenses   (2,543,000)       (727,000)      (465,000)
                           ------------   -------------  -------------
   Net cash used in
    operating activities     (9,404,000)     (7,283,000)    (5,395,000)

 CASH FLOWS FROM
  INVESTING ACTIVITIES:

 Proceeds from the
  sale of property
  and equipment                 216,000              --         26,000
 Purchase of property
  and equipment                (261,000)       (229,000)      (191,000)
                           ------------   -------------  -------------
   Net cash used in
    investing activities        (45,000)       (229,000)      (165,000)

 CASH FLOW FROM
  FINANCING ACTIVITIES:

 Proceeds from
  Shares to be issued                --              --      4,000,000
 Proceeds from
  short-term borrowings         662,000              --             --
 Payments on
  short-term borrowings      (1,600,000)             --             --
 Payments on
  long-term obligations         (43,000)        (19,000)       (14,000)
 Gross proceeds from
  sale of common stock
  and exercise of
  warrants and options       12,500,000              --         26,000
 Payment of common
  stock issuance costs       (1,854,000)             --             --
                           ------------   -------------  -------------
   Net cash provided
    by (used in)
    financing activities      9,665,000         (19,000)     4,012,000
                           ------------   -------------  -------------
 Net increase
  (decrease) in cash
  and cash equivalents          216,000      (7,531,000)    (1,548,000)
 Cash and cash
  equivalents at
  beginning of year          12,802,000      13,018,000      5,487,000
                           ------------   -------------  -------------
 Cash and cash
  equivalents at
  end of year               $13,018,000      $5,487,000     $3,939,000
                           ============   =============  =============

                    SUPERCONDUCTOR TECHNOLOGIES INC.
                    --------------------------------

             CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
             ----------------------------------------------
                               (Unaudited)

                    Three Months Ended              Year Ended
                --------------------------  --------------------------
                December 31,  December 31,  December 31,  December 31,
                   2006          2007          2006          2007
                ------------  ------------  ------------  ------------
                        Unaudited             Audited      Unaudited
Net revenues:
 Net commercial
  product
  revenues        $4,287,000    $3,324,000   $17,697,000   $12,787,000
 Government and
  other contract
  revenues         1,020,000     1,590,000     3,361,000     5,115,000
 Sub license
  royalties               --            --        20,000            --
                ------------  ------------  ------------  ------------

   Total net
    revenues       5,307,000     4,914,000    21,078,000    17,902,000

Costs and
 expenses:
 Cost of commer-
  cial product
  revenues         4,186,000     3,117,000    15,922,000    12,944,000
 Contract
  research and
  development        749,000       887,000     2,407,000     2,906,000
 Other research
  and develop-
  ment               790,000       921,000     3,488,000     3,172,000
 Selling,
  general and
  administrative   1,255,000     2,207,000     9,086,000     8,123,000
Restructuring
 expense and
  impairment
  charges             38,000            --        38,000            --
 Goodwill
  impairment
  charge                  --            --    20,107,000            --
                ------------  ------------  ------------  ------------

   Total costs
    and expenses   7,018,000     7,132,000    51,048,000    27,145,000
                ------------  ------------  ------------  ------------

Loss from
 operations       (1,711,000)   (2,218,000)  (29,970,000)   (9,243,000)

 Interest income      74,000        41,000       391,000       156,000
 Interest expense    (10,000)       (9,000)      (45,000)      (39,000)
                ------------  ------------  ------------  ------------

 Net loss        $(1,647,000)  $(2,186,000) $(29,624,000)  $(9,126,000)
                ============  ============  ============  ============

Basic and
 diluted loss
 per common
 share                $(0.13)       $(0.17)       $(2.37)       $(0.73)
                ============  ============  ============  ============

Weighted average
 number of common
 shares
 outstanding      12,483,367    12,500,134    12,483,367    12,487,593
                ============  ============  ============  ============

CONTACT:  Lippert / Heilshorn & Associates
          For Superconductor Technologies Inc.
          Investor Relations
          Kirsten Chapman
          Cathy Mattison
          +1-415-433-3777
          invest@suptech.com